As filed with the U.S. Securities and Exchange Commission on September 1, 2026.

Registration No. 333-298531

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ELONG POWER HOLDING LIMITED.

(Exact name of registrant as specified in its charter)

Cayman Islands	3690	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3 Yan Jing Li Zhong Jie

Block B, Room 2110, Beijing

People’s Republic of China, 341000

+86 13470017223
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yarona L. Yieh, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue, 3rd Floor

New York, NY 10017

212-588-0022

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the registration statement on Form F-1 (File No. 333-298531) (the “Registration Statement”) is filed solely for the purpose of re-filing Exhibit 5.1. This Amendment No. 1 does not modify any provision of the preliminary prospectus contained in Part I of to the Registration Statement. Accordingly, the preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our third amended and restated articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former secretary’s or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former secretary or any of our officers in respect of any matter identified in above on condition that the secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the secretary or that officer for those legal costs.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Not applicable.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

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ITEM 9. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on September 1, 2026.

Elong Power Holding Limited

By:	/s/ Xiaodan Liu
Xiaodan Liu
Chief Executive Officer,

By:	/s/ Yue Liu
Yue Liu
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xiaodan Liu	Chief Executive Officer	September 1, 2026
Name: Xiaodan Liu

/s/ Yue Liu	Chief Financial Officer	September 1, 2026
Name: Yue Liu

/s/ Zhaohui Yang	Director	September 1, 2026
Name: Zhaohui Yang

/s/ Tung Kok Keow	Director	September 1, 2026
Name: Tung Kok Keow

/s/ Kebo Qin	Director	September 1, 2026
Name: Kebo Qin

/s/ Weijun Wang	Director	September 1, 2026
Name: Weijun Wang

* By:	/s/ Xiaodan Liu
Xiaodan Liu
Attorney-in-Fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on September 1, 2026.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Sixth Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 1.1 on the Form 6-K, filed with the Securities and Exchange Commission on August 11, 2026).
5.1**	Opinion of Appleby, regarding the validity of the Class A Ordinary Shares being registered
8.1**	Opinion of Appleby, regarding certain Cayman tax matters (including in Exhibit 5.1)
10.1	Amended and Restated Agreement and Plan of Merger, dated as of February 29, 2024, by and among TMT Acquisition Corp, Elong Power Holding Limited and ELong Power Inc. (incorporated by reference to Exhibit 2.1 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.2	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.12 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.3	Form of Employment Agreement (incorporated by reference to Exhibit 10.13 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.4	Form of Indemnification Agreement. (incorporated by reference to Exhibit 4.4 to our shell company report on Form 20-F, filed with the Securities and Exchange Commission on November 27, 2024)
10.5	Elong Power Holding Limited 2024 Long-Term Incentive Equity Plan (incorporated by reference to Exhibit 10.14 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.6	Form of Subscription Agreement with the PIPE Investors (incorporated by reference to Exhibit 10.15 of the Amendment No. 2 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on September 11, 2024).
10.7	Form of Letter Agreement with PIPE Investors and GRACEDAN CO., LIMITED. (incorporated by reference to Exhibit 10.16 of the Amendment No. 3 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on September 27, 2024).
10.8	Amended and Restated Registration Rights Agreement, dated November 21, 2024, by and between the Company and certain security holders. (incorporated by reference to Exhibit 4.8 to our prospectus Form 20-F, filed with the Securities and Exchange Commission on November 27, 2024)
10.9	Amended and Restated Sponsor Support Agreement, dated February 29, 2024 (incorporated by reference to Exhibit 10.9 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.10	Amended and Restated Shareholder Voting Agreement, dated February 29, 2024 (incorporated by reference to Exhibit 10.10 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.11	Factory Lease Contract for the C factory building of the Zibo Advanced Manufacturing Industrial Park, dated as of December 15, 2023 (incorporated by reference to Exhibit 10.8 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.12	Restructuring Framework Agreement of Huizhou Yipeng Energy Technology Co., Ltd, dated as of October 8, 2023 (incorporated by reference to Exhibit 10.6 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.13	Enterprise Settlement Agreement for the Gushan standard factory building project of Ganzhou New Energy Automobile Science and Technology City, dated as of August 3, 2023 (incorporated by reference to Exhibit 10.5 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.14	Letter Agreement, dated March 27, 2023, by and among TMT Acquisition Corp, its officers and directors, and 2TM Holding LP (incorporated herein by reference to Exhibit 10.1 to TMT’s Form 8-K as filed with the Securities and Exchange Commission on March 30, 2023).
10.15	Private Placement Unit Subscription Agreement, dated March 27, 2023, by and among TMT Acquisition Corp and 2TM Holding LP (incorporated herein by reference to Exhibit 10.4 to TMT’s Form 8-K as filed with the Securities and Exchange Commission on March 30, 2023).

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10.16	Amended and Restated Securities Subscription Agreement, dated December 31, 2021, between TMT Acquisition Corp and 2TM Holding LP (incorporated by reference to Exhibit 10.2 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.17	Securities Subscription Agreement, dated August 20, 2021, between TMT Acquisition Corp and 2TM Holding LP (incorporated by reference to Exhibit 10.1 of the Amendment No. 1 to the Registration Statement on Form F-4 (File No. 333-280512), as amended, initially filed with the Securities and Exchange Commission on August 1, 2024).
10.18	Elong Power Holding Limited 2024 Long-Term Incentive Equity Plan (incorporated by reference to Exhibit 10.1 of the Registration Statement on Form S-8, filed with the Securities and Exchange Commission on April 21, 2025).
10.19	Form of Common Warrant from Registered Offering Completed on February 3, 2026 (incorporated by reference to Exhibit 4.19 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
10.20	Underwriting Agreement, dated February 2, 2026, by and between Elong and Maxim Group LLC (incorporated by reference to Exhibit 4.20 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
10.21	Form of Second Common Warrant from Registered Offering Completed on February 27, 2026 (incorporated by reference to Exhibit 4.21 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
10.22	Underwriting Agreement, dated February 26, 2026, by and between Elong and Maxim Group LLC (incorporated by reference to Exhibit 4.22 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
10.23	Equity Transfer Agreement, dated March 17, 2026, by and among Elong, Elong Power International, and WAY (Hong Kong) Limited (incorporated by reference to Exhibit 4.23 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
10.24	Debt Settlement Agreement, dated April 8, 2026, by and between the Company and Xiaodan Liu (incorporated by reference to Exhibit 4.24 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
10.25	Form of Third Common Warrant from Registered Offering Completed on May 18, 2026 (incorporated by reference to Exhibit 4.2 on the Form 6-K, filed with the Securities and Exchange Commission on May 19, 2026).
10.26	Form of Placement Agency Agreement, dated May 15, 2026, by and between Elong and Maxim Group LLC (incorporated by reference to Exhibit 1.1 on the Form 6-K, filed with the Securities and Exchange Commission on May 19, 2026).
10.27	Form of Pre-Funded Warrant from Registered Offering Completed on May 18, 2026 (incorporated by reference to Exhibit 4.1 on the Form 6-K, filed with the Securities and Exchange Commission on May 19, 2026).
10.28	Debt Settlement Agreement by and between the Company and Xiaodan Liu, dated June 23, 2026 (incorporated by reference to Exhibit 10.1 on the Form 6-K, filed with the Securities and Exchange Commission on June 25, 2026).
10.29	Securities Purchase Agreement by and between the Company and Gracedan Co., Limited, dated June 23, 2026 (incorporated by reference to Exhibit 10.2 on the Form 6-K, filed with the Securities and Exchange Commission on June 25, 2026).
10.30	Form of Placement Agency Agreement, dated July 10, 2026, by and between Elong and Maxim Group LLC (incorporated by reference to Exhibit 1.1 on the Form 6K, filed with the Securities and Exchange Commission on July 13, 2026).
10.31	Form of Pre-Funded Warrant from Registered Offering Completed on July 13, 2026 (incorporated by reference to Exhibit 4.1 on the Form 6-K, filed with the Securities and Exchange Commission on July 13, 2026).
10.32	Form of Common Warrant from Registered Offering Completed on July 13, 2026 (incorporated by reference to Exhibit 4.2 on the Form 6-K, filed with the Securities and Exchange Commission on July 13, 2026).
10.33	Form of Placement Agency Agreement, dated August 2026, by and between Elong and Maxim Group LLC (incorporated by reference to Exhibit 1.1 on the Form 6K, filed with the Securities and Exchange Commission on August 4, 2026).
10.34	Form of Common Warrant from Registered Offering Completed on August 4, 2026 (incorporated by reference to Exhibit 4.1 on the Form 6-K, filed with the Securities and Exchange Commission on August 4, 2026).
14.1	Code of Ethics (incorporated by reference to Exhibit 11.1 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 of the 2025 Annual Report (File No. 001-42416), initially filed with the Securities and Exchange Commission on April 20, 2026).
23.1*	Consent of Enrome LLP
23.2*	Consent of Beijing New Bridge Law Firm, PRC Counsel to the Company
23.3**	Consent of Appleby (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of the initial filing)
107*	Filing Fee Table

*	Previously filed.
**	Filed herewith.

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